Exhibit 99.2

Consent of Janney Montgomery Scott LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Virginia Bank Bankshares, Inc. as Appendix E to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Virginia Bank Bankshares, Inc. with Pinnacle Bankshares Corporation and to the references to our firm and such opinion in such Registration Statement.

In giving such consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

JANNEY MONTGOMERY SCOTT LLC

August 17, 2020